Exhibit 99.1

MEDIA CONTACT:	Jennifer-Robyn Dunn
Goldleaf Financial Solutions, Inc.
407.481.0090

Goldleaf Named Among Top 100 Providers of Financial Technology Suppliers
Prestigious recognition showcases Company’s innovative solutions

BRENTWOOD, Tenn., Nov. 9, 2006 – Goldleaf Financial Solutions, Inc. (NASDAQ:GFSI), a provider of technology-based solutions for financial institutions, today announced that American Banker and the research firm Financial Insights have named the Company to the FinTech 100, an international annual listing of top vertical technology vendors that derive more than one-third of their revenue from this industry.

“Being named to the FinTech 100 validates the impact we have made in the banking industry,” said Lynn Boggs, CEO of Goldleaf Financial Solutions. “For the past 16 years, Goldleaf has grown both organically and through strategic partnerships and acquisitions to build a comprehensive suite of products designed to help community banks improve efficiencies and increase profitability. The result is a full-scale service provider of technology-based products and services, and we are thrilled to be recognized on this year’s list.”

American Banker and Financial Insights reviewed more than 400 applications. Global revenue was a key factor in the ranking, attesting to Goldleaf’s stability and importance to the industry.  Goldleaf was ranked 99th on the list.

Formerly known as Private Business Inc., in the past year, the Company acquired and integrated three companies, which strengthened its line of product offerings. The Company added core and image processing services, teller automation software, and ACH origination and processing, remote capture/deposit processing and Web site design and hosting. Goldleaf currently works with more than 2,500 financial institutions across the U.S.

The Company also recently completed a secondary offering, and increased its credit facility with Bank of America earlier this year. In addition, Goldleaf entered into several strategic partnerships with industry leading vendors, including Digital Insight, Beacon Software, Integra Business Systems, RSA Security and RDSI Banking Systems.

About Goldleaf

Goldleaf Financial Solutions, Inc. (GFSI) offers a fully featured strategic product suite that provides core data processing, item processing and check imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, a teller automation system, turn-key leasing solutions, financial institution website design and hosting and retail inventory management services.  Goldleaf believes its full suite of products and services will allow financial institutions and their small- to medium-sized business customers to better compete more effectively in today’s aggressive financial services marketplace, grow their trusted financial relationships and provide increased profitability through the efficient use of technology and an expanded community presence. For more information about Goldleaf or its line of products for community financial institutions, please visit the company on the Web at www.goldleaf.com.

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GFSI Named Among Top 100 Providers

November 9, 2006

Safe Harbor Statement

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the ability of the Company’s suite of products and services to enhance the competitiveness of its clients. These and other risks and uncertainties the company faces are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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